Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333‑215250 and 333‑166999) and Form S‑3 (Nos. 333‑217267) of General Moly, Inc. of our report dated May 4, 2020 relating to the financial statements, which appears in this Form 10‑K.

Plante & Moran, PLLC
Denver, Colorado
May 4, 2020